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                                                                    EXHIBIT 99.4

                  ACS ANNOUNCES PROPOSED PUBLIC OFFERING OF ITS
                              DIRECTORIES BUSINESS

ANCHORAGE, Alaska -- March 6, 2003 -- Alaska Communications Systems Group, Inc. ("ACS") (Nasdaq: ALSK) has filed a preliminary prospectus with Canadian securities regulators in connection with a proposed Canadian public offering of its directories business through a Canadian income fund (the "Fund"). The Fund may contemplate a possible private offering of units of the income fund in the United States, exempt from the registration requirements of the United States Securities Act of 1933. If the offering is consummated, ACS intends to use the transaction proceeds to generate additional cash and to de-leverage its balance sheet through paying down debt. Any potential transaction will be subject to a number of conditions including approval by securities regulators, lender approval, Board authorization and market conditions.

The units to be offered have not been and will not be registered under the United States Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell or a solicitation of an offer to buy the units and is issued under Rule 135c under the Securities Act of 1933.

ABOUT ALASKA COMMUNICATIONS SYSTEMS - ACS is the leading integrated communications provider in Alaska, offering local telephone service, wireless, long distance, data, and Internet services to business and residential customers throughout Alaska. ACS currently serves approximately 336,000 access lines, 82,000 cellular customers, 70,000 long distance customers and 46,000 Internet customers throughout the State. More information can be found on the company's website at http://www.alsk.com.

In addition to historical information, this release includes forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of ACS. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: rapid technological developments and changes in the telecommunications industries; ongoing deregulation in the telecommunications industry as a result of the Telecommunications Act of 1996 and other similar federal and state legislation and the federal and state rules and regulations enacted pursuant to that legislation; regulatory limitations on the company's ability to change its pricing for communications services; the possible future unavailability of SFAS No. 71 to the company's wireline subsidiaries; and possible changes in the demand for the company's products and services. In addition to these factors, actual future performance, outcomes and results may differ materially because of other, more general, factors including (without limitation) changes in general industry and market conditions and growth rates; changes in interest rates or other general national, regional or local economic conditions; governmental and public policy changes; changes in accounting policies or practices adopted voluntarily or as required by accounting principles generally accepted in the United States of America; and the continued availability of financing in the amounts, at the terms and on the conditions necessary to support the company's future business. These and other uncertainties related to the company's business are described in greater detail in ACS' Annual Report on Form 10-K for the year ended December 31, 2002. The information contained in this release is as of March 6, 2003. ACS undertakes no obligation to update or revise any of this information whether as a result of new information, future events or developments, or otherwise except as may be required by law.